Exhibit 99.1

Shutterstock Reports First Quarter 2014 Financial Results

•                  First quarter revenue increased 42% from prior year, to $72.8 million

•                  Adjusted EBITDA increased 20% to $14.2 million

•                  Quarterly paid downloads increased 33% to a record 29.7 million

•                  Collection grew 41%; exceeds 35 million images and 1.7 million video clips

•                  Acquisition of WebDAM, a leading provider of digital asset management tools, closed during first quarter

NEW YORK, NY — May 8, 2014 — Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial digital imagery, today announced financial results for the first quarter ended March 31, 2014.

“We had a very strong first quarter, with consistent growth across all regions worldwide,” said Founder and CEO Jon Oringer. “Our core markets and product offerings performed very well, while more recently introduced revenue streams from Enterprise sales and video footage licensing doubled as compared to the prior year.  That strong growth, combined with our recent acquisition of digital asset management provider WebDAM, sets up a terrific foundation for us to build on throughout 2014.”

Operating Metrics

	Three Months Ended March 31,
	2014	2013
	(in millions, except revenue per download)
Number of paid downloads	29.7	22.4
Revenue per download	$2.45	$2.28
Images in our collection (end of period)	35.4	25.1

Revenue

Revenue for the first quarter of 2014 was $72.8 million, a 42% increase from $51.1 million in the first quarter of 2013.

Net Income

Net income for the first quarter of 2014 was $4.9 million as compared to $5.6 million in the first quarter of 2013. Net income available to common stockholders/members for the first quarter of 2014 was $4.9 million or $0.14 per share on a fully diluted basis as compared to $5.5 million or $0.16 per share on a fully diluted basis in the first quarter of 2013.

Non-GAAP net income for the first quarter of 2014 was $7.1 million or $0.20 per share, as compared to $6.1 million or $0.18 per share in the first quarter of 2013.  Non-GAAP net income is defined as net income excluding the after tax impact of non-cash equity-based compensation.

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2014 was $14.2 million as compared to $11.8 million in the first quarter of 2013.  Adjusted EBITDA is defined as net income adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity-based compensation.

Cash

The Company’s cash and cash equivalents and short term investments balance was $213.0 million at March 31, 2014 as compared to $209.8 million as of December 31, 2013.  The Company generated $15.6 million of cash from operations in the first quarter, as compared to $13.8 million in the first quarter of 2013.

Also, during the first quarter, the Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment, as well as capital expenditures related to leasehold improvements, furniture and fixtures to complete the build out of its new headquarters in New York City.  Total capital expenditures in the first quarter of 2014 was $10.9 million, of which $7.6 million was related to leasehold improvements, furniture and fixtures for the company’s headquarters relocation, and $3.3 million was related to computer servers and networking equipment to support growth in customer activity and content ingestion.

The Company also made a cash payment related to the recently announced WebDAM acquisition of $10.1 million during the quarter.

Free cash flow for the first quarter of 2014 was $4.7 million as compared to $12.7 million in the first quarter of 2013.  Free cash flow is defined as cash provided by/(used in) operating activities adjusted for capital expenditures and interest income/(expense).

Financial Outlook

The Company’s current financial and operating expectations for the second quarter of 2014 and updated expectations for full year 2014 are as follows:

Second Quarter 2014

•                  Revenue of $76 - $78 million

•                  Adjusted EBITDA of $14 - $15 million

•                  Non-cash equity-based compensation expense of approximately $6 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $3 million

Full Year 2014

•                  Revenue of $315 - $320 million

•                  Adjusted EBITDA of  $66 - $68 million; this expectation represents an increase of $1 million as compared to the company’s prior expectations of $68 - $70 million, offset by investment in WebDAM operations that will reduce EBITDA by $3 million

•                  Non-cash equity-based compensation expense of approximately $22 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures of approximately $20 million, including the approximately $7.6 million of capital expenditures related to the buildout of the company’s new headquarters

Earnings Teleconference Information

The Company will discuss its first quarter 2014 financial results during a teleconference today, May 8, 2014, at 5:00 PM ET.  The conference call can be accessed at (877) 415-3179 or (857) 244-7322 (outside the US), conference ID# 335 661 98.  The call will also be broadcast simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available on Shutterstock’s website.  To listen to the telephone replay, call toll-free (888) 286-8010 or (617) 801-6888 (outside the US), conference ID# 485 309 83. The telephone replay will be available from 7:00 PM ET May 9 through May 16, 2014.

Additional investor information can be accessed at http://investor.shutterstock.com.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity-based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and interest income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Statements of Cash Flows included below.

Historical Operating Metrics

	3/31/12	6/30/12	9/30/12	12/31/12	3/31/13	6/30/13	9/30/13	12/31/13	3/31/14
	(in millions, except revenue per download)
Number of paid downloads	17.6	18.3	18.7	21.4	22.4	24.3	25.4	28.0	29.7
Revenue per download	$2.13	$2.22	$2.26	$2.30	$2.28	$2.33	$2.35	$2.43	$2.45
Images in collection (end of period)	18.8	20.2	21.7	23.3	25.1	27.3	29.7	32.2	35.4

Non-Cash Equity Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity based compensation, as follows (in thousands):

	Three Months Ended March 31,
	2014	2013
Cost of revenue	$249	$55
Sales and marketing	902	203
Product development	949	255
General and administrative	1,037	503
Total	$3,137	$1,016

Amortization of Intangible Assets and Depreciation of Property and Equipment

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended March 31,
	2014	2013
Cost of revenue	$8	$8
General and administrative	39	48
Total	$47	$56

Included in the accompanying financial results are expenses related to depreciation of property and equipment, as follows (in thousands):

	Three Months Ended March 31,
	2014	2013
Cost of revenue	$897	$410
General and administrative	607	313
Total	$1,504	$723

About Shutterstock

Shutterstock, Inc. (NYSE: SSTK) is a leading global provider of high-quality licensed photographs, vectors, illustrations and videos to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 55,000 contributors, Shutterstock adds tens of thousands of images each week, and currently has available more than 35 million images and 1.7 million video clips.

Headquartered in New York City, with offices in Berlin, Chicago, Denver, London and San Francisco,  Shutterstock has customers in more than 150 countries. The Company owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; Skillfeed, an online marketplace for learning; and WebDAM, a leading provider of hosted digital asset management tools.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter and on Facebook.

Safe Harbor Provision

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, predictions, beliefs, hopes, intentions or strategies regarding the future.  Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability.  All forward looking statements included in this document are based upon information available to the Company as of the date hereof.  Actual events or results could differ materially from those contained in the Company’s current projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, the Company assumes no obligation to update any such forward looking statement, whether as a result of new information, future developments or otherwise.  Factors that could cause or contribute to such differences include the Company’s inability to continue to attract customers and contributors to its online marketplace for commercial digital imagery; a decrease in repeat customer purchases or in content contributed to our online marketplace; the Company’s inability to successfully operate in a new and rapidly changing market and to evaluate its future prospects; competitive factors; the Company’s inability to prevent the misuse of its imagery; assertions by third parties of infringement or other violations of intellectual property rights by the Company; the Company’s inability to increase market awareness of the Company and its services; the Company’s inability to effectively manage its growth; the Company’s inability to increase the percentage of its revenues that come from larger companies; the Company’s inability to continue expansion into international markets; various income tax and other tax liabilities; failure to respond to technological changes or upgrade the Company’s website and technology systems; failure to adequately protect the Company’s intellectual property; failure to protect the confidential information of the Company’s customers and the Company’s networks against security breaches; and other factors and risks discussed under the heading “Risk Factors” in the Company’s latest Annual Report on Form 10-K filed on February 28, 2014, and other reports filed by the Company from time to time with the Securities and Exchange Commission.  Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Shutterstock, Inc.

Consolidated Balance Sheets

(In Thousands, Except Per Share Data)

(Unaudited)

	March 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$157,978	$155,355
Short-term investments	54,994	54,429
Credit card receivables	3,012	2,083
Accounts receivable, net	8,143	6,081
Prepaid expenses and other current assets	22,472	19,809
Deferred tax assets, net	3,948	5,431
Total current assets	250,547	243,188
Property and equipment, net	25,798	20,256
Intangibles assets, net	4,717	853
Goodwill	10,186	1,423
Deferred tax assets, net	13,417	10,720
Other assets	2,095	2,048
Total assets	$306,760	$278,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,446	$4,164
Accrued expenses	18,999	23,638
Contributor royalties payable	10,942	9,180
Deferred revenue	60,855	52,100
Other liabilities	1,845	2,846
Total current liabilities	98,087	91,928
Other non-current liabilities	9,552	3,961
Total liabilities	107,639	95,889

Commitment and contingencies Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 35,196 and 35,071 shares outstanding as of March 31, 2014 and December 31, 2013, respectively	352	351
Additional paid-in capital	139,035	127,443
Accumulated comprehensive income	20	9
Retained earnings	59,714	54,796
Total stockholders’ equity	199,121	182,599
Total liabilities and stockholders’ equity	$306,760	$278,488

Shutterstock, Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Revenue	$72,777	$51,117

Operating expenses:
Cost of revenue	29,108	19,821
Sales and marketing	19,276	11,978
Product development	7,777	4,555
General and administrative	7,517	4,780
Total operating expenses	63,678	41,134
Income from operations	9,099	9,983
Other income (expense), net	21	(12)
Income before income taxes	9,120	9,971
Provision for income taxes	4,202	4,406
Net income	$4,918	$5,565
Less:
Preferred interest distributed	—	—
Undistributed earnings to participating stockholder/members	11	19
Net income available to common stockholders/members	$4,907	$5,546

Net income per basic share available to common stockholders/members:
Distributed	$—	$—
Undistributed	0.14	0.17
Basic	$0.14	$0.17

Net income per diluted share available to common stockholders/members:
Distributed	$—	$—
Undistributed	0.14	0.16
Diluted	$0.14	$0.16

Weighted average shares outstanding:
Basic	35,027,480	33,398,797
Diluted	35,838,853	33,851,843

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In Thousands, Except For Share And Per Share information)

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended
	March 31,
	2014	2013

Net income	$4,918	$5,565
Add/(less):
(a) Depreciation and amortization	1,551	779
(b) Write-off of property and equipment	367	—
(c) Non-cash equity based compensation	3,137	1,016
(d) Interest (income) expense, net	(21)	12
(e) Provision for income taxes	4,202	4,406
Adjusted EBITDA (1)	$14,154	$11,778
Adjusted EBITDA per diluted common share	$0.39	$0.35

Weighted average diluted shares	35,838,853	33,851,843

	Three Months Ended
	March 31,
	2014	2013
Net income	$4,918	$5,565
(a) Non-cash equity based compensation	3,137	1,016
(b) Non-cash equity based compensation tax benefit	(929)	(449)
Non-GAAP net income	$7,126	$6,132
Non-GAAP net income per diluted common share	$0.20	$0.18

Weighted average diluted shares	35,838,853	33,851,843

	Three Months Ended
	March 31,
	2014	2013
Net cash provided by operating activities	$15,629	$13,790
Interest income (expense), net	21	(12)
Capital expenditures	(10,881)	(1,127)
Free cash flow	$4,727	$12,675

Adjusted EBITDA	$14,154	$11,778
Add/(less):
(a) Changes in operating assets and liabilities	12,296	7,893
(b) Provision for income taxes	(4,202)	(4,406)
(c) Deferred income taxes	(402)	(1,692)
(d) Excess tax benefit from exercise of stock options	(6,345)	—
(e) Provision for doubtful accounts/chargeback/sales refund reserves	107	104
(f) Interest income (expense), net	21	(12)
(g) Amortization of financing fees	—	125
Net cash provided by operating activities	$15,629	$13,790

(1)         Earnings/(loss) before interest income/(expense), income taxes, depreciation, amortization, disposals, non-cash equity based compensation and other non-cash charges.

Media Contacts:

Meagan Kirkpatrick	Denise Garcia
Shutterstock, Inc.	ICR
mkirkpatrick@shutterstock.com	denise.garcia@icrinc.com